Exhibit 99

FOR IMMEDIATE RELEASE                                            CONTACT
August 9, 2004                                                   Jerome Oslick
                                                                 202-872-7700

                      Farmer Mac Announces Dividend Policy
                       and Share Repurchase Authorization

                           Intends to Obtain a Rating

     Washington, D.C. -- The Board of Directors of the Federal Agricultural Mortgage Corporation (NYSE: AGM and AGM.A) (Farmer Mac), the Congressionally chartered secondary market for agricultural real estate and rural housing mortgage loans, today announced that it had adopted a policy to pay a quarterly dividend of $0.10 per share on all three classes of its common stock beginning in the fourth quarter of 2004, and authorized a program to repurchase up to 10 percent of its outstanding Class C non-voting common stock. Details of those actions are included in Farmer Mac's Quarterly Report on Form 10-Q for the second quarter of 2004, to be filed later today with the Securities and Exchange Commission.

     Farmer Mac President and Chief Executive Officer Henry D. Edelman stated, "The Board looked at the Corporation's forward capital requirements to support fulfillment of its mission of providing greater liquidity and lending capacity to agricultural lenders and increasing the availability of capital markets-based funding for mortgage loans to the Nation's farmers, ranchers and rural homeowners. They concluded that Farmer Mac's level of excess capital above both statutory minimum and risk-based capital requirements, 66 percent and 391 percent, respectively, and the annuity-like nature of our income streams, provide more than sufficient support for strong growth in our guarantee and commitment programs.

     "The Board is confident of Farmer Mac's long-term earnings outlook and recognizes the importance of underscoring that confidence by returning to its stockholders, through a combination of dividends and share repurchases, capital not currently required in the business. Considering recent market price levels of our Class C common stock, the repurchase program will enable Farmer Mac to reacquire shares at prices inconsistent with the Board's and management's positive view of the Corporation's long-term business outlook, not to mention below book value. Under the program, Farmer Mac will acquire shares from time to time over the next two years. The timing of purchases and the number of shares to be purchased will depend on market conditions.

     "Based upon our firm belief in the Corporation's financial strength, we have decided to proceed to obtain a rating of Farmer Mac from a nationally recognized statistical rating organization (NRSRO). We believe that Farmer Mac's financial condition and solid outlook, as well as its status as a government-sponsored enterprise, make it worthy of a very high rating."

Forward-Looking Statements

     In addition to historical information, this release includes forward-looking statements that reflect management's current expectations for Farmer Mac's future financial results, business prospects and business developments. Management's expectations for Farmer Mac's future necessarily involve a number of assumptions and estimates and the evaluation of risks and uncertainties. Various factors could cause Farmer Mac's actual results or events to differ materially from the expectations as expressed or implied by the forward-looking statements, including uncertainties regarding: (1) the rate and direction of development of the secondary market for agricultural mortgage loans; (2) the possible establishment of additional statutory or regulatory restrictions or constraints on Farmer Mac that could hamper its growth or diminish its profitability; (3) legislative or regulatory developments or interpretations of Farmer Mac's statutory charter that could adversely affect Farmer Mac or the ability or motivation of certain lenders to participate in its programs or the terms of any such participation, or increase the cost of regulation and related corporate activities; (4) possible reaction in the financial markets to events involving government-sponsored enterprises other than Farmer Mac; (5) Farmer Mac's access to the debt markets at favorable rates and terms; (6) the possible effect of the risk-based capital requirement, which could, under certain circumstances, be in excess of the statutory minimum capital requirement; (7) the rate of growth in agricultural mortgage indebtedness; (8) lender interest in Farmer Mac credit products and the Farmer Mac secondary market; (9) borrower preferences for fixed-rate agricultural mortgage indebtedness; (10) competitive pressures in the purchase of agricultural mortgage loans and the sale of agricultural mortgage backed and debt securities; (11) substantial changes in interest rates, agricultural land values, commodity prices, export demand for U.S. agricultural products and the general economy; (12) protracted adverse weather, market or other conditions affecting particular geographic regions or particular commodities related to agricultural mortgage loans backing Farmer Mac I Guaranteed Securities or under LTSPCs; (13) the willingness of investors to invest in agricultural mortgage-backed securities; or (14) the effects on the agricultural economy or the value of agricultural real estate of any changes in federal assistance for agriculture. Other factors are discussed in Farmer Mac's Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the SEC on March 15, 2004 and Farmer Mac's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, as filed with the SEC on May 10, 2004. The forward-looking statements contained in this release represent management's expectations as of the date of this release. Farmer Mac undertakes no obligation to release publicly the results of revisions to any forward-looking statements included in this release to reflect any future events or circumstances, except as otherwise mandated by the SEC.

     Farmer Mac is a stockholder-owned instrumentality of the United States chartered by Congress to establish a secondary market for agricultural real estate and rural housing mortgage loans and to facilitate capital market funding for USDA-guaranteed farm program and rural development loans. Farmer Mac's Class C non-voting and Class A voting common stocks are listed on the New York Stock Exchange under the symbols AGM and AGM.A, respectively. Farmer Mac's Class B voting common stock is held by a limited group of Farm Credit System institutions, there is no active market for that class of stock, and it is not listed on any exchange. Additional information about Farmer Mac (as well as the Forms 10-K and 10-Q referenced above) is available on Farmer Mac's website at www.farmermac.com.

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